TherapeuticsMD, Inc. 8-K

EXHIBIT 99.1

Investor Day June 4, 2018 THER - 0086 1/17

2 Introduction Robert Finizio Co - founder & Chief Executive Officer

3 Forward - Looking Statements This presentation by TherapeuticsMD, Inc . (referred to as “we” and “our”) may contain forward - looking statements . Forward - looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, as well as statements, other than historical facts, that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future . These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions and are based on assumptions and assessments made in light of our managerial experience and perception of historical trends, current conditions, expected future developments and other factors we believe to be appropriate . Forward - looking statements in this presentation are made as of the date of this presentation, and we undertake no duty to update or revise any such statements, whether as a result of new information, future events or otherwise . Forward - looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which may be outside of our control . Important factors that could cause actual results, developments and business decisions to differ materially from forward - looking statements are described in the sections titled “Risk Factors” in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q, as well as our current reports on Form 8 - K, and include the following : whether the FDA will approve the NDA for our TX - 001 HR product candidate and whether such approval will occur by the PDUFA target action date ; our ability to maintain or increase sales of our products ; our ability to develop and commercialize our hormone therapy drug candidates and obtain additional financing necessary therefor ; whether we will be able to comply with the covenants and conditions under our term loan agreement ; the length, cost and uncertain results of our clinical trials ; potential of adverse side effects or other safety risks that could preclude the approval of our hormone therapy drug candidates ; our reliance on third parties to conduct our clinical trials, research and development and manufacturing ; the availability of reimbursement from government authorities and health insurance companies for our products ; the impact of product liability lawsuits ; the influence of extensive and costly government regulation ; the volatility of the trading price of our common stock ; and the concentration of power in our stock ownership . TX - 001 HR , TX - 005 HR, and TX - 006 HR are investigational drugs and are not approved by the FDA . This non - promotional presentation is intended for investor audiences only . PDF copies of press releases and financial tables can be viewed and downloaded at our website : www.therapeuticsmd.com / pressreleases.aspx .

Today's Agenda

11:30 am – 12:00 pm	**Registration – Lunch**
12:00 – 12:10 pm	**Introductions** – Robert Finizio **Overview** – Brian Bernick, M.D.
12:10 – 1:25 pm	**IMVEXXY™ (TX-004HR)** ▪ VVA & Impact – Sheryl Kingsberg, Ph.D ▪ Market Overview & Product Profile – Sharon Parish, M.D. ▪ Launch Strategy – Dawn Halkuff ▪ Payer Overview – Mike Steelman, Robert Lahman, and Robert Reid ▪ Treatment Compliance Program & Gross to Net Assumptions – Robert Finizio
1:25 – 1:50 pm	**Q&A Panel**
1:50 – 2:25 pm	**TX-001HR** ▪ Market Opportunity – Brian Bernick, M.D. ▪ Bio-Ignite / Compounding Pharmacy Economics – Dedra Reiger Lyden, Richard Moon and John Walczyk
2:25 – 2:50 pm	**Q&A Panel**
2:50 – 3:00 pm	**Closing Remarks - Life Cycle Management, Partnering & Financial Update** – Robert Finizio

TherapeuticsMD®
For Her. For Life.
4

5 Reference: Data on file. TherapeuticsMD, Inc. calculated using market data from PHAST Symphony • Drug candidate portfolio is built on SYMBODA™ technology for the solubilization of bio - identical hormones • Well - known chemical entities with established safety and efficacy thresholds • Strong global intellectual property portfolio with 219 global patent applications and 19 issued US patents Worldwide commercial rights for multiple hormone therapy products 1 Established US commercial business marketing prescription prenatal vitamins to established OB/GYN customer base 2 Experienced leadership team with proven development and commercial success in women’s health 3 • Number 1 commercially covered prenatal vitamins (TXMD) Innovative women’s health company exclusively focused on developing and commercializing products for women throughout their life cycles

Seasoned Management Team with a Proven Track Record of Commercial Success



Tommy Thompson
Chairman of the Board

- Former US Secretary of Health and Human Services (2001-2005)
- Holds multiple board memberships, including Centene and United Therapeutics
- 40-year public health career



Angus Russell
Board Member

- Former Chief Executive
- Officer and Chief Financial
- Officer of Shire PLC
- Former Vice President of Corporate Finance at AstraZeneca
- Holds multiple board memberships, including Chairman of Revance Therapeutics



J. Martin Carroll
Board Member

- Former President and Chief Executive Officer of Boehringer Ingelheim (US)
- Former EVP of Customer Marketing and Sales of US Human Health at Merck
- Holds multiple board memberships, including Catalent



Robert Finizio
CEO, Co-Founder, and Director

- Co-founded vitaMedMD in 2008
- Co-founded CareFusion (Sold to Cardinal Health in 2006)
- 22 years of experience in early stage healthcare company development: ESI, OmniCell, CareFusion



Brian Bernick, MD
Chief Clinical Officer, Co-Founder

- Co-founded vitaMedMD in 2008
- 25 years of experience in healthcare/women's health
- Past OBGYN Department Chair - Boca Raton Regional Hospital
- Past ACOG Committee Member
- OBGYN – trained University of Pennsylvania



John Milligan
President

- Co-founded CareFusion
- Held executive sales and operation management positions at McKesson, Cardinal, and Omnicell
- 20+ years of operations experience



Dan Cartwright
Chief Financial Officer

- Former CFO of American Wireless, Telegeography, and WEB Corp
- Participated in American Wireless/Arush Entertainment merger
- Former KPMG and PricewaterhouseCoopers accountant



Sebastian Mirkin, M.D.
Chief Medical Officer

- Former Clinical Lead of Women's Health at Pfizer
- 15+ years of experience developing women's health products
- Reproductive endocrinologist & infertility specialist



Dawn Halkuff
Chief Commercial Officer

- 20+ years of commercial and marketing experience
- SVP of the Pfizer Consumer Healthcare Wellness Organization
- Commercial lead for sales and marketing of the Pfizer Women's Health Division



Julia Amadio
Chief Product Officer

- 25+ years of women's health pharmaceutical experience
- Product development leader for J&J, Wyeth, Aventis, and others
- Worked on development of Prempro®, Premphase®, and Estalis®



Christian Bloomgren
VP, Sales

- 16+ years of experience in the pharmaceuticals and biotech
- Created a national sales channel, led the Specialty Diagnostics business at ViaCell, Inc.
- Product launch and sales management roles at Eli Lilly & Company and KV Pharmaceutical



Mike Steelman
VP, Market Access

- 20 years of industry experience
- Pfizer - Head of Government and Institutional Accounts
- Covered all the Pfizer franchises including Women's Health, Cardiovascular, Pain, Oncology, Specialty, and Generics.
- Global Pricing Head for Sanofi

TherapeuticsMD®
For Her. For Life.

6

7 Overview Brian Bernick, M.D. Co - founder & Chief Clinical Officer

8 TherapeuticsMD Approach to Drug Development » Drug development/discovery » Designed with the patient and healthcare provider in mind » Guiding principles • Better user experience – More comfortable – More convenient – Affordable • Safety and efficacy • Efficiency

9 Approved for the treatment of moderate - to - severe dyspareunia (vaginal pain associated with sexual activity), a symptom of vulvar and vaginal atrophy (VVA), due to menopause. Vulvar and Vaginal Atrophy (VVA) Program

10 Division Chief, OB/GYN Behavioral Medicine, UH Cleveland Medical Center ▪ Co - Director, Sexual Medicine and Vulvovaginal Health Program, UH Cleveland Medical Center ▪ Professor, Obstetrics and Gynecology, CWRU School of Medicine ▪ Professor, Psychiatry, CWRU School of Medicine ▪ President of the North American Menopause Society (NAMS) ▪ Past President of International Society for the Study of Women’s Sexual Health (ISSWSH) ▪ Leading expert in sexual medicine and menopause ▪ Lead author for the pivotal peer reviewed publications on female sexual disorders and menopause ▪ Associate Editor for Sexual Medicine Reviews and editorial board of Menopause ▪ Principal investigator for multiple clinical trials of sexual disorders and menopause Sheryl Kingsberg , Ph.D VVA and its Impact

Vulvar and Vaginal Atrophy (VVA)

- A component of genitourinary syndrome of menopause (GSM)
- **Chronic** and **progressive** condition that results from decreased estrogen levels characterized by thinning of vaginal tissue
- Diagnosed in approximately **50%** of postmenopausal women[1]
- Primary symptom = dyspareunia (painful intercourse)
- Secondary symptoms include: vaginal dryness, itching, irritation, bleeding with sexual activity, dysuria, urgency, frequency, recurrent UTIs, and incontinence
- Current treatments include: prescription hormone creams, tablets, and rings in addition to over-the-counter lubricants

HEALTHY VAGINAL TISSUE

- **Thick**
- **Moist**
- **High estrogen level**
- **Low pH (<5)**
- **Increased superficial cells (>15%)**
- **Decreased parabasal cells (<5%)**



ATROPHIC VAGINAL TISSUE



- **Thin**
- **Dry**
- **Low estrogen level**
- **High pH (>5)**
- **Decreased superficial cells (<5%)**
- **Increased parabasal cells (>30%)**

1) Kingsberg, Sheryl A., et al. "Vulvar and Vaginal Atrophy in Postmenopausal Women: Findings from the REVIVE (REal Women's Views of Treatment Options for Menopausal Vaginal ChangEs) Survey." International Society for Sexual Medicine 2013, no. 10, 1790-1799.

TherapeuticsMD®
For Her. For Life.

11

12 1) The North American Menopause Society. Management of symptomatic vulvovaginal atrophy: 2013 position statement of The North Am erican Menopause Society. Menopause . 2013;20(9):888 – 902. 2) Gass ML, Cochrane BB, Larson JC, et al. Patterns and predictors of sexual activity among women in the hormone therapy trials of th e Women’s Health Initiative. Menopause . 2011;18(11):1160 – 1171. 3) IMS Health Plan Claims (April 2008 - Mar 2011). 4) TherapeuticsMD “EMPOWER” Survey, 2016 5) Wysocki, S et al, Management of Vaginal Atrophy: Implications from the REVIVE Survey . Clinical Medicine Insights: Reproductive Health 2014:8 23 - 30 doi:10.4137/CMRH.S1449 Current US VVA Market Overview ▪ Only 7% of women (2.3M) with VVA symptoms , are currently being treated today with Rx hormone therapy (HT) 3 – Long - term safety concerns 5 – Efficacy 5 – Messiness 5 – Need for applicator 5 32M with VVA symptoms (1 out of 2 menopausal women) in the United States 1,2 50% (16M) seek treatment for VVA 4 - 25% (8M) OTC products - 18% (5.7M) past HT users - 7% (2.3M) current HT users Only 7% (2.3M) are current users of Rx hormone therapy 3

13 Professor of Medicine in Clinical Psychiatry and Professor of Clinical Medicine at Weill Cornell Medical College ▪ Leading expert and clinician in sexual medicine and menopause ▪ Attending physician at New York Presbyterian Westchester Division ▪ Past President of International Society for the Study of Women’s Sexual Health (ISSWSH) ▪ Board member of International Society for Sexual Medicine ▪ Lead author for the key peer reviewed publications and clinical practice guidelines on female sexual disorders and menopause ▪ Researcher and educational expert in sexual health communication and identification/management of sexual disorders in clinical practice ▪ Associate editor for Sexual Medicine Reviews and Current Sexual Health Reports ▪ Associate editor and editorial board for the Journal of Sexual Medicine (JSM) Sharon Parish, M.D. Market Overview and Product Profile

14 Women’s Health Initiative Observational Study » Long - term safety of women using only U.S. FDA - approved vaginal estrogen products ▪ 45,663 users of vaginal estrogen ▪ Median duration of use of 2 - 3 years and median duration of follow - up of 7.2 years • Representing over 300,000 patient years of data ▪ Risks of breast cancer, endometrial cancer, colorectal cancer, stroke, and pulmonary embolism/deep vein thrombosis were not statistically different between vaginal estrogen users and nonusers ▪ Risks of CHD, fracture, all - cause mortality, and GIE were lower in users than in nonusers Menopause . 2018 Jan;25(1):11 - 20

Current FDA-Approved VVA Products

Product	Estrace® Cream (estradiol vaginal cream, USP, 0.01%)[1]	Premarin Cream® (conjugated estrogens vaginal cream)[2]	Estring® (estradiol vaginal ring)[3]	Vagifem® (estradiol vaginal inserts)[4]	IMVEXXY (estradiol vaginal inserts)[5,6]	Intrarosa® (prasterone vaginal inserts)[7]	Osphena® (ospemifene tablets)[8]
							
	Allergan	Pfizer	Pfizer	novo nordisk	TherapeuticsMD For Her. For Life.	amag	DUCHESNAY USA
FDA approval	1984	1978	1996	1999	2018	2016	2013
TRx Dollars 2017[9]	$583,612,698	$533,386,029	$120,499,734	$525,321,410[a]	-	$4,187,571	$75,683,654
Method of administration	Vaginal Cream	Vaginal Cream	Vaginal Ring	Vaginal Tablet	Vaginal Softgel	Vaginal Bullet	Oral Tablet
Application	Reusable vaginal applicator	Reusable vaginal applicator	90-day ring	Vaginal applicator	No applicator needed	Vaginal applicator	Oral daily SERM
Active ingredient	100 µg estradiol	625 µg/g conjugated equine estrogens	2,000 µg estradiol	10 µg estradiol	4 µg or 10 µg estradiol	6,500 µg prasterone	60,000 µg ospemifene
Average maintenance dose	100 µg 2x/week	312.5 µg 2x/week	7.5 µg daily	10 µg 2x/week	4 µg or 10 µg 2x/week	6,500 µg daily	60,000 µg daily
Onset of action* dyspareunia	Approved without dyspareunia and dryness data	Week 4+	Approved without dyspareunia and dryness data	Week 8	Week 2	Week 6	Week 12
Onset of action* dryness		Not demonstrated			Week 2	Week 12	Not demonstrated
WAC 30-day supply (2018)[10]	$104.96	$118.59	$143.78	$170.16	$180.00	$198.75	$203.80

*Onset of action = first efficacy observation.

There have been no head-to-head trials between IMVEXXY and any of the products listed above.

All trademarks are the property of their respective owners.

Abbreviations: SERM, selective estrogen receptor modulator; WAC, wholesale acquisition cost.

References: 1. Estrace Vaginal Cream [package insert]. Irvine, CA: Allergan USA, Inc.; 2017. **2.** Premarin Vaginal Cream [package insert]. Philadelphia, PA: Wyeth Pharmaceuticals Inc., a subsidiary of Pfizer Inc.; 2017. **3.** Estring [package insert]. New York, NY: Pharmacia & Upjohn Company LLC, a subsidiary of Pfizer Inc.; 2017. **4.** Vagifem [package insert] Plainsboro, NJ: Novo Nordisk Inc.; 2017. **5.** IMVEXXY [package insert]. **6.** Constantine GD, Simon JA, Pickar JH, et al. The REJOICE trial: a phase 3 randomized, controlled trial evaluating the safety and efficacy of a novel vaginal estradiol soft-gel capsule for symptomatic vulvar and vaginal atrophy. *Menopause*. 2017;24(4):409-416. **7.** Intrarosa [package insert]. Waltham, MA: AMAG Pharmaceuticals, Inc.; 2017. **8.** Osphena [package insert]. Florham Park, NJ: Shionogi Inc.; 2015. **9.** Symphony Health Solutions PHAST Data powered by IDV; Annual 2017 [a. 2017 Vagifem, Yuvafem (authorized generic of Vagifem), and Teva generic]. **10.** Price RX March 2018.

TherapeuticsMD®
For Her. For Life.

15

Professional Societies and FDA Recommend the Lowest Effective Dose

American College of Obstetricians and Gynecologists (ACOG)[1]

"Low-dose and ultra-low systemic doses of estrogen may be associated with a better adverse effect profile than standard doses and may reduce vasomotor symptoms in some women."

North American Menopause Society (NAMS)[2]

"The lowest dose of HT should be used for the shortest duration needed to manage menopausal symptoms. Individualization is important in the decision to use HT and should incorporate the woman's personal risk factors and her quality-of-life priorities in this shared decision."

FDA[3]

"…this guidance encourages sponsors to develop the lowest doses and exposures for both estrogens and progestins for indications sought, even though specific relationships between dose, exposure, and risk of adverse events may not be known."

References: 1. ACOG Practice Bulletin No. 141: management of menopausal symptoms. *Obstet Gynecol.* 2014;123(1):202-216. **2.** The North American Menopause Society. Clinical care recommendations chapter 8: prescription therapies. http://www.menopause.org/publications/clinical-care-recommendations/chapter-8-prescription-therapies. Accessed March 8, 2018. **3.** Food and Drug Administration. Guidance for Industry – Estrogen and Estrogen/Progestin Drug Products to Treat Vasomotor Symptoms and Vulvar and Vaginal Atrophy Symptoms—Recommendations for Clinical Evaluation. https://www.fda.gov/downloads/drugs/guidancecomplianceregulatoryinformation/guidances/ucm071643.pdf. Published January 2003. Accessed March 8, 2018.

TherapeuticsMD®
For Her. For Life.
16

17 ▪ Small, digitally inserted, softgel capsule that dissolves completely ▪ Easy to use without the need for an applicator ▪ New lowest effective dose of estradiol 4 mcg and 10 mcg ▪ Used any - time of day with high patient satisfaction rates ▪ No label adverse drug reactions of vaginal discharge or abnormal pap smears ▪ Strong efficacy data for moderate to severe dyspareunia (evaluated as most bothersome symptom; 90% of women also reported moderate to severe vaginal dryness at baseline) ▪ Supports vaginal health and microbiome through improvements in pH and vaginal cytology ▪ Efficacy demonstrated at 12 weeks (primary endpoint), and as early as 2 week (secondary endpoint) ▪ pK data - doesn’t increase systemic hormone levels beyond the normal postmenopausal range ▪ Mechanism of action and dosing that is familiar and comfortable ▪ No patient education required for dose preparation or applicators ▪ Two - times - a - week maintenance dosing ▪ Dose packaging to optimize compliance and convenience ▪ Strong patent estate with patent expirations starting 2032

18 Co - Primary and Key Secondary Efficacy Endpoints Co - Primary Endpoints 4 mcg 10 mcg Superficial Cells <0.0001 <0.0001 Parabasal Cells <0.0001 <0.0001 Vaginal pH <0.0001 <0.0001 Severity of Dyspareunia 0.0149 <0.0001 Key Secondary Endpoint Severity of Vaginal Dryness 0.0014 <0.0001 MMRM P - value vs placebo LS = Least Squares TX - 004HR 10 mcg (N=19) Arithmetic Mean Estradiol Serum Concentrations – Unadjusted AUC 0 - 24 ( pg.h /mL) C avg (0 - 24) ( pg /mL) 4 mcg 87.22 (42.77) 3.634 (1.78) Placebo ( pl ) 104.16 (66.38) 4.34 (2.76) P - value vs Pl 0.3829 0.3829 TX - 004HR 4 mcg (N=18) AUC 0 - 24 ( pg.h /mL) C avg (0 - 24) ( pg /mL) 10 mcg 110.14 (54.57) 4.58 (2.27) Placebo (Pl) 104.16 (66.38) 4.34 (2.76) P - value vs Pl 0.7724 0.7724

Phase 1 - Single Dose PK Studies[1]
TX-004HR (IMVEXXY) vs. Vagifem®

Systemic absorption AUC (0-24 hours) and C_{ave} (0-24 hours) was 2- to 3-fold lower with TX-004HR relative to Vagifem



Study 499 - 10 mcg
n=36
Vagifem
TX-004HR
Mean plasma concentration (pg/mL)
Time after dosing (hrs)
0
10
20
30
40
0
6
12
18
24

Baseline-Adjusted Mean*	TX-004HR 10 µg	Vagifem 10 µg
$AUC_{0\text{-}24}$, pg*h/mL	49.62	132.92[a]
C_{max}, pg/mL	14.38	20.38[b]

[a]*P* < 0.0001; [b]*P*=0.0194 vs TX-004HR.

1) Pickar et al., *Climacteric* 2016;19(2):181-187

TherapeuticsMD®
For Her. For Life.

19

20 TX - 004HR Qualitative Attributes 4 mcg (N=191) 10 mc g (N=191) Placebo (N=192) Easy to Use 171 (89.5%) 172 (90.1%) 164 (85.4%) 4 mcg (N=191) 10 mc g (N=191) Placebo (N=192) Very Satisfied 74 (38.7%) 84 (44.0%) 41 (21.4%) Satisfied 57 (29.8%) 55 (28.8%) 68 (35.4%) Unsure 23 (12.0%) 28 (14.7%) 39 (20.3%) Dissatisfied 19 (9.9%) 9 (4.7%) 20 (10.4%) Very Dissatisfied 8 (4.2%) 5 (2.6%) 17 (8.9%) 4 mcg (N=119) 10 mc g (N=113) TX - 004HR preferred over previously used VVA therapies 73.9% 67.3% P - value vs. Placebo 0.0010 0.0212 Ease of Use Patient Satisfaction Preferred vs Competition REJOICE Trial Results REJOICE Trial Results

21 IMVEXXY Commercialization Launch Plans Bringing the Vision to Reality Dawn Halkuff Chief Commercial Officer Mitchell Krassan Chief Strategy Officer

22 Commercial Elements are in Place For Launch Market Access Sales Marketing Data Analytics and Sales Operations

23 Apr May June July August Building Imvexxy Momentum Launch Meeting June 18 th ! Peach Campaign • Focus first: identified early adopters Cactus Campaign • Increase awareness of VVA • Profile VVA targets Territory Readiness HCP Adoption Patient Activation & Adherence Measurement and Adaptation Edge State of the Art Sales Platform

24 150 Territory Sales Expansion Completed and Activated 88% 12% Sales Experience Pharma Sales B2B Sales 33% 66% Specialty Womens Health Other =TXMD territories

25 Salesforce Footprint Considers the Future Portfolio Sales Team HCP Targeting Further Targeting Details Live coverage of all IMVEXXY decile HCPs 84% 79 Of 150 territories will not change geographic footprint for TX - 001HR expansion, if approved 85% Alignment covers 85% of current PNV Volume Sales Team Targets 21K HCPs Inside Sales White Space Targets 4K HCPs Total IMVEXXY Targets 25K HCPs + =

26 □ Maximizes the effectiveness of Sales Reps: ▪ Deliver the right message to the right HCP at the right time □ Artificial Intelligence uses real time data to provide actionable insights to sales force State of the Art Sales Platform

27 Results of Territory Readiness • 16,000 + calls • Understanding of office dynamics, treating preferences, barriers and opportunities • Gd • Our Target Market Matches National Data • Imvexxy label features align with treatment preferences • Drives momentum by starting with understanding vs. exploration Targeted Messaging Training Based on Territory Readiness Results We Took the Time to Know our Customers Our Learning Gives Us Confidence In Future Success

28 Imvexxy is “Redefining Relief” Key Clinical Attributes: New lowest effective dose 1 Strong efficacy and safety data 2 Improvement seen at week 12 (primary) and as early as 2 weeks (secondary) 3 Owning clinical attributes with the underpinning of a highly effective patient experience Ease of use and absence of applicator 5 Ability to be used any time of day 6 A mess - free way to administer 7 PK data where systemic hormone levels remain within normal postmenopausal range 4 Dose packaging to optimize patient compliance and enhance provider and patient acceptance 8 Key Physical Attributes:

29 Introduction to Imvexxy • HCP communication • Focus on novel experience of Imvexxy • Hints at differences in patient experience that is important to patients and HCP stakeholders * Electronic sales aid in development; pending MRL review and approval

30 Imvexxy Differentiation Comes to Life * Electronic sales aid in development; pending MRL review and approval

31 Fresh Approach to Deliver Imvexxy Messages * Electronic sales aid in development; pending MRL review and approval

32 Imvexxy Can Drive New Patients into the Category Focused Multichannel, Print and Digital Advertising 2.4 mm Women Formerly on Therapy 4.2 mm Using Lubricants/OTC 4.7 mm Never Entered Therapy 67% less than satisfied with former product: Focus on physical characteristics 75% would consider an Rx if recommended: Efficacy and safety data underpinned by physical characteristics 72% never discussed symptoms with HCP: True impact combined with efficacy data Patient Support Programs that Provide Access to HCPs and Education In Office at “tipping point” Communication Affordability Programs

33 Commercial Elements are in Place For Launch Market Access Sales Marketing Data Analytics and Sales Operations

34 Payer Overview Bob Lahman Ret. Sr. VP OptumRx Robert Reid VP Market Access Operations Syneos Health Mike Steelman VP Market Access TherapeuticsMD

35 What is Market Access? Access Objectives: 1. Reimbursed by health plans and PBMs 2. Easily prescribed by healthcare providers (Unrestricted Access) 3. Reasonable copay amounts for patients 4. Available through a variety of supply chain sources Market access is the process to ensure that all appropriate patients who would benefit, get rapid and maintained access to the brand, at the right price

36 IMVEXXY Market Access Dynamics Pricing and Contracting Dynamics ▪ Payers expect new products to be priced at parity to covered branded products at launch ▪ WAC price guidance for new category entrants ranged from $150 - $180 a month ▪ Impact of generics have been confined to reference brands ▪ Contracting for new brands to secure access for a non - preferred brand tier position Unrestricted Access ▪ Majority of products in VVA category for majority of plans and PBMs currently have “Unrestricted Access” ▪ Remains a low cost category compared to other therapeutic areas ― Managing this category is not a priority ▪ Importance of providing choice for women & prevent associated co - morbidities ▪ Lack of innovation in VVA category

37 Payer Breakdown of FDA - Approved VVA Products MMIT Data April 2018 Medicaid Cash Commercial 67% Medicare Part D 25% 5% 3%

VVA Class Commercial Coverage:[1]

Top 25 payers represent ~87% of Commercial lives with a majority of access unrestricted

Vulvar and Vaginal Atrophy- 184,277,713 Commercial Lives		% of Commerical lives	Estrace Cream	Intrarosa	Osphena	Premarin Cream	Vagifem	Yuvafem	Estring
Controlling Payer/PBM	Lives								
Express Scripts PBM	28,507,971	15%	Covered	Covered	Covered	Preferred	Covered	Preferred	Preferred
CVS Caremark RX	27,256,869	15%	Preferred	Covered	Preferred	Preferred	Preferred	Covered	Preferred
Anthem, Inc.	14,385,833	8%	Covered	Covered (PA/ST)	Covered (PA/ST)	Preferred	Covered	Preferred	Covered
UnitedHealth Group, Inc.	13,571,816	7%	Covered	Covered	Covered	Covered	Covered	Preferred	Preferred
OptumRx	11,762,164	6%	Preferred	Covered	Covered	Preferred	Covered	Preferred	Covered
Aetna, Inc.	7,903,792	4%	Covered	Covered	Covered	Preferred	Covered	Preferred	Covered
Kaiser Foundation Health Plans, Inc.	7,453,024	4%	Preferred	Not Covered	Not Covered	Preferred	Not Covered	Not Covered	Preferred
CIGNA Health Plans, Inc.	7,408,428	4%	Covered	Covered	Covered	Preferred	Covered	Preferred	Preferred
Department of Defense - TRICARE	7,036,804	4%	Preferred	Preferred (PA/ST)	Preferred	Preferred	Preferred (PA/ST)	Preferred	Preferred
Blue Cross Blue Shield Association Corporation	5,410,238	3%	Preferred	Covered	Covered	Preferred	Covered	Covered	Covered
Health Care Service Corporation	5,290,357	3%	Preferred	Covered	Covered	Covered	Covered	Preferred	Covered
Department of Veterans Affairs (VHA)	4,777,557	3%	Covered (PA/ST)	Covered (PA/ST)	Covered (PA/ST)	Preferred	Covered (PA/ST)	Covered (PA/ST)	Covered (PA/ST)
Envision Pharmaceutical Services	3,125,237	2%	Covered	Covered	Covered	Preferred	Covered	Generic (Preferred)	Covered
Indian Health Service (IHS)	2,186,820	1%	Covered (PA/ST)	Covered (PA/ST)	Covered (PA/ST)	Preferred	Covered (PA/ST)	Covered (PA/ST)	Covered (PA/ST)
Blue Shield of California	1,840,474	1%	Covered	Covered (PA/ST)	Covered (PA/ST)	Preferred	Covered	Preferred	Preferred
CareFirst, Inc.	1,517,895	1%	Covered	Covered	Preferred	Preferred	Covered	Covered	Preferred
EmblemHealth, Inc.	1,477,204	1%	Covered	Covered	Covered	Preferred	Covered	Preferred	Preferred
Blue Cross Blue Shield of Michigan	1,399,562	1%	Covered	Covered	Covered	Preferred	Covered	Covered	Preferred
Humana, Inc.	1,212,751	1%	Covered	Not Covered	Not Covered	Not Covered	Not Covered	Not Covered	Covered
Blue Cross and Blue Shield of Florida, Inc.	1,207,374	1%	Covered	Covered	Covered	Preferred	Preferred	Preferred	Covered
Blue Cross Blue Shield of Minnesota	1,173,171	1%	Preferred	Covered	Covered	Covered	Covered	Preferred	Covered
State of New York	1,092,511	1%	Preferred	Not Covered	Preferred	Preferred	Covered	Covered	Covered
Blue Cross Blue Shield of North Carolina	1,061,152	1%	Covered	Covered	Covered	Preferred	Covered	Preferred	Covered
Centene Corporation	1,012,171	1%	Covered (PA/ST)	Not Covered	Covered	Preferred	Covered (PA/ST)	Covered	Covered
Blue Cross Blue Shield of Alabama	991,169	1%	Preferred	Covered	Covered	Covered	Preferred	Not Covered	Covered

References:
1. MMIT May 2018

TherapeuticsMD®
For Her. For Life.

38

39 Prior Authorization Example in the VVA Class ▪ The majority of commercial payers do not require PA/ST for branded VVA treatments today 1 ▪ However, select payers require written PA and stepping - through one or two preferred products in selected cases ― Unlikely for Imvexxy to step - edit through a higher dose vaginal estrogen product ▪ Low dose vaginal estrogen remains frontline therapy Example 1: PA Criteria for Osphena at Anthem 2 References: 1. MMIT, May 2018 2. Anthem. https://www11.anthem.com/provider/noapplication/f0/s0/t0/pw_e213344.pdf?na=pharminfo

VVA Class Medicare Coverage:[1]

Top 10 payers represent ~82% of lives with new favorable clarification from CMS

Vulvar and Vaginal Atrophy- 40,964,260 Medicare Lives		% of Medicare Lives	Estrace Cream	Intrarosa	Osphena	Premarin Cream	Vagifem	Yuvafem	Estring
Controlling Payer/PBM	Lives								
UnitedHealth Group, Inc.	8,564,751	21%	Covered	Preferred	Not Covered	Preferred	Not Covered	Not Covered	Covered
Humana, Inc.	7,757,172	19%	Preferred	Not Covered	Not Covered	Preferred	Not Covered	Not Covered	Covered
CVS Caremark RX	6,031,720	15%	Preferred	Not Covered	Not Covered	Not Covered	Not Covered	Not Covered	Not Covered
Aetna, Inc.	3,052,533	7%	Covered	Not Covered	Not Covered	Covered	Preferred	Preferred	Covered
Express Scripts PBM	2,441,216	6%	Preferred	Not Covered	Not Covered	Covered	Covered	Preferred	Preferred
WellCare Corporation	1,545,245	4%	Covered	Not Covered	Not Covered	Not Covered	Not Covered	Preferred	Not Covered
Kaiser Foundation Health Plans, Inc.	1,493,836	4%	Not Covered	Not Covered	Not Covered	Preferred	Covered	Not Covered	Preferred
CIGNA Health Plans, Inc.	1,138,810	3%	Not Covered	Not Covered	Not Covered	Preferred	Not Covered	Covered	Preferred
Anthem, Inc.	1,023,317	2%	Covered	Not Covered	Not Covered	Preferred	Covered	Covered	Covered
Envision Pharmaceutical Services	493,727	1%	Preferred	Not Covered	Not Covered	Covered	Not Covered	Covered	Not Covered
Health Care Service Corporation	454,391	1%	Covered	Not Covered	Not Covered	Preferred	Not Covered	Preferred	Not Covered
Centene Corporation	293,532	1%	Not Covered	Not Covered	Not Covered	Preferred	Not Covered	Not Covered	Covered

In May 2018, CMS clarified that drugs used consistent with this labeling (the treatment of moderate to severe dyspareunia, a symptom of vulvar and vaginal atrophy due to menopause) **are not excluded from Medicare Part D under §1860D-2(e)(2)(A) of the Social Security Act.[2]**

References:

1. MMIT, May 2018
2. http://www.menopause.org/docs/default-source/professional/nams-commends-cms.pdf

TherapeuticsMD®

For Her. For Life.

40

41 NAMS Recognizes and Commends CMS Clarification of GSM Drug Coverage From JoAnn V Pinkerton, MD, NCMP, Executive Director • The North American Menopause Society (NAMS) joins The International Society for the Study of Women’s Sexual Health, the American College of Obstetricians and Gynecologists, and other major organizations in recognizing the Centers for Medicare and Medicaid Services (CMS) for acting on a major health concern for postmenopausal women by no longer excluding from Medicare Part D coverage drugs for the treatment of moderate to severe dyspareunia due to menopause when used consistent with this labeling under their “Prescription Drug Benefits” section 1860D - 2(e)(2)(A) of the Social Security Act. • Postmenopausal women can now receive access to newer, tested, and effective FDA - approved therapies to relieve symptoms and signs of vulvovaginal atrophy (VVA), a component of the genitourinary syndrome of menopause (GSM).

42 Impact of Generics • Commercial plans - impact of generics has been to move branded product to 3 rd Tier and generic product to 1 st Tier. 1 • Medicare - impact of generics has been to move brand to not covered and generic to generic/preferred/covered. 1 Commercial Coverage Tier Vagifem Yuvafem Generic (Preferred) <1% 6% Preferred 14% 55% Preferred (PA/ST) 4% <1% Covered 66% 28% Covered (PA/ST) 6% 4% Specialty <1% Not Covered 10% 5% Total Unrestricted 80% 89% Medicare Coverage Tier Vagifem Yuvafem Generic (Preferred) 2% Preferred 7% 34% Preferred (PA/ST) 1% Covered 11% 23% Covered (PA/ST) 6% Specialty 1% Not Covered 73% 41% Total Unrestricted 19% 59% References: 1. MMIT, May 2018

43 Symphony Health Solutions PHAST Data powered by IDV Vagifem and Yuvafem (authorized generic of Vagifem) VVA TRx Market Share (%) Oct 2015 - Sept 2016 VVA TRx Market Share (%) Oct 2016 - April 2018 Gains (Losses) Vagifem 29.7% 5.4% - 24.3% Generic Estradiol Tablets (including Yuvafem and others) - 24.4% 24.4% Total 29.7% 29.8% 0.1% Favorable Payer Dynamics: No Substitution Across Branded Products Case Study: Vagifem Generics Launch ▪ Yuvafem launch in October 2016 ▪ Yuvafem continues to take market share from only Vagifem ▪ No substitution or cannibalization of other branded products

Favorable Payer Dynamics: Limited Substitution Across Branded Products

Case Study: Estrace Cream Generics Launch

- Estrace Cream Generics launched in January 2018

	VVA TRx Market Share (%) Jan-Apr 2017	VVA TRx Market Share (%) Jan-Apr 2018	Gains (Losses)
Estrace Cream	33.5%	12.2%	-21.3%
Estrace Cream Generics	-	22.6%	22.6%
Total	33.5%	34.8%	1.3%

- Estrace Cream Generics continues to take market share from **mostly** Estrace Cream
- Limited substitution or cannibalization of other branded products
  - Premarin lost 1.94% Market Share during this time period
  - Intrarosa gained 2.16% during this time period

Symphony Health Solutions PHAST Data powered by IDV

TherapeuticsMD®
For Her. For Life.

44

Current FDA-Approved VVA Products

Local estrogen therapy currently represents over 95% market share in the VVA market

- Current standard of care per medical society guidelines
- Current poor compliance within the class
- Imvexxy is the new lowest effective dose with potential for improved compliance

30-day WAC Maintenance dose pricing $180 for IMVEXXY

- Near parity w/ Vagifem ($170.16) & less than newest entrants Intrarosa ($198.75), Osphena ($203.80)

Product	Estrace® Cream (estradiol vaginal cream, USP, 0.01%)[1]	Premarin Cream® (conjugated estrogens)[2]	Estring® (estradiol vaginal inserts)[3]	Vagifem® (estradiol vaginal inserts)[4]	IMVEXXY (estradiol vaginal inserts)[5,6]	Intrarosa® (prasterone vaginal inserts)[7]	Osphena® (ospemifene)[8]
	Allergan	Pfizer	Pfizer	novo nordisk	TherapeuticsMD For Her. For Life.	amag	DUCHESNAY USA
FDA approval	1984	1978	1996	1999	2018	2016	2013
TRx Dollars 2017[9]	$583,612,698	$533,386,029	$120,499,734	$525,321,410[a]	-	$4,187,571	$75,683,654
Method of administration	Vaginal Cream	Vaginal Cream	Vaginal Ring	Tablet Vaginal Insert	Softgel Vaginal Insert	Vaginal Insert	Oral Tablet
WAC package price (2018)[10]	$314.87 (42.5-g tube)	$355.77 (30-g tube)	$431.34 (1 ring)	$170.16 (8 tablets)	$180.00 (8 inserts)	$185.50 (28 inserts)	$611.39 (90 tablets)
Calculaed WAC 30-day supply (2018)[10]	$104.96	$118.59	$143.78	$170.16	$180.00	$198.75	$203.80


Estring
Imvexxy
Intrarosa
Osphena

Local Vaginal Estrogen > 95% Market Share

There have been no head-to-head trials between IMVEXXY and any of the products listed above.
All trademarks are the property of their respective owners.
Abbreviations: WAC, wholesale acquisition cost.

References: 1. Estrace Vaginal Cream [package insert]. Irvine, CA: Allergan USA, Inc.; 2017. **2.** Premarin Vaginal Cream [package insert]. Philadelphia, PA: Wyeth Pharmaceuticals Inc., a subsidiary of Pfizer Inc.; 2017. **3.** Estring [package insert]. New York, NY: Pharmacia & Upjohn Company LLC, a subsidiary of Pfizer Inc.; 2017. **4.** Vagifem [package insert] Plainsboro, NJ: Novo Nordisk Inc.; 2017. **5.** IMVEXXY [package insert] Boca Raton, FL: TherapeuticsMD, Inc.; 2018. **6.** Constantine GD, Simon JA, Pickar JH, et al. The REJOICE trial: a phase 3 randomized, controlled trial evaluating the safety and efficacy of a novel vaginal estradiol soft-gel capsule for symptomatic vulvar and vaginal atrophy. *Menopause*. 2017;24(4):409-416. **7.** Intrarosa [package insert]. Waltham, MA: AMAG Pharmaceuticals, Inc.; 2017. **8.** Osphena [package insert]. Florham Park, NJ: Shionogi Inc.; 2015. **9.** Symphony Health Solutions PHAST Data powered by IDV; Annual 2017 [a. 2017 Vagifem, Yuvafem (authorized generic of Vagifem), and Teva generic]. **10.** Price RX March 2018.

TherapeuticsMD® For Her. For Life.

45

46 How Will Coverage Improve Over Time? ▪ Up to a six month formulary review process is standard for new products ▪ Market Access team is working hard to speed up the review process ▪ Historical trends show recent competitor launch getting to ~65% unrestricted Commercial access 9 months after field launch ▪ Medicare we will begin bids in September 2018 for the 2020 Medicare cycle and we will pursue opportunities for earlier access Commercial Access Trend Line References: 1. MMIT April 2018

47 Treatment Compliance Program & Gross - to - Net Assumptions Robert Finizio Co - founder & Chief Executive Officer

48 Developed for Imvexxy and TX - 001HR Launch ▪ Prenatal line was developed ONLY as infrastructure to accelerate the launch of Imvexxy and TX - 001HR ▪ Compliance and Education program that effectively reduces out of pocket costs for patient 85% of the time ▪ Applied and customized sales rep technology plat form (Edge) that utilizes Artificial Intelligence and we believe is best in class ▪ Very strong 9 - year presence in top prescribing OB - GYN offices ▪ Developed retail relationships, payer network and distribution channel

49 TXMD’s Patient Engagement Programs for Adoption, Affordability & Adherence Education & Impact of Condition Product Education Accelerate Access to HCP Patient Support Affordability Programs Adherence & Persistence • Developed over the past 6 years in an effort to improve the long term value of a patient through Education, Adherence and Co - Pay assistance • TXMD utilizes standard pharmaceutical industry programs in a more coordinated and effective fashion – maximizing impact and results • Program has achieved 85% utilization of the Co - Pay assistance program compared to an industry standard of 30% • Created and piloted around the prenatal vitamin product line to enhance the launches of Imvexxy and TX - 001HR

50 Results of TXMD Prenatal Vitamin Adoption & Adherence Programs Patient Adherence Prescriber Loyalty Data Insights Industry Avg: 2.5 of 9 months TXMD Avg : 7 of 9 months Industry Avg: 30 prescriptions per physician per year TXMD Avg : 76 prescriptions per physician per year Industry Avg: 60 days TXMD Avg : Real time Data

51 VVA Market ▪ Average fills per year: – 3.5 for Vagifem ® and Osphena ® – 1.5 Premarin ® and Estrace ® creams ▪ Lower priced generics in the market ▪ OTC competition ▪ Low satisfaction with existing products Prenatal Vitamins vs. VVA Market Dynamics Prenatal Vitamins Market ▪ Industry Average: – 2.5 fills per pregnancy ▪ Lower priced generics in the market ▪ OTC competition ▪ Little meaningful product differentiation / No drug claims Why this Applies to the VVA Market

52 Patient Affordability & Adherence Programs Applied to Imvexxy ▪ Eliminates educational shortcomings leading to improved adoption and compliance ▪ Manage patient out of pocket and coverage issues ▪ Imvexxy was designed with the patient in mind — Elegant design — New lowest effective dose — Blister dose packaging makes it easier for HCP to educate patient on use of product — Chronic progressive condition that requires periodic re - evaluation of treatment goals and risks for treatment life cycle of each woman Why programs are applicable to Imvexxy :

53 Recent VVA TRx Launch Trajectories Represent Reasonable Comparators for Imvexxy Launch in Year 1 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 11,000 12,000 13,000 14,000 15,000 Month 1 Month 2 Month 3 Month 4 Month 5 Month 6 Month 7 Month 8 Month 9 Month 10 Month 11 Month 12 Osphena Total Rx Osphena New Rx Intrarosa Total Rx Intrarosa New Rx Rate Limited Factors in Year 1 that Impact Launch: □ Limited number of new women going onto therapy each year □ Number of women that switch to a new product year 1 □ The impact of the above factors is reduced in years 2 and beyond References: 1. PHAST Symphony

54 Adherence Creates Increase Ramp Year 2 and Beyond Month 1 Month 3 Month 5 Month 7 Month 9 Month 11 Month 13 Month 15 Month 17 Month 19 Month 21 Month 23 NRx average of Osphena ® & Intrarosa ® TRx average of Osphena ® & Intrarosa ® 2.3 average fills/year in Year 2 AFPY – Average # of Fills per year per patient Average of Launch for Osphena ® & Intrarosa ® References: 1. PHAST Symphony Assuming the same amount of new prescriptions as Osphena ® and Intrarosa ®

55 Adherence Creates Increase Ramp Year 2 and Beyond Month 1 Month 3 Month 5 Month 7 Month 9 Month 11 Month 13 Month 15 Month 17 Month 19 Month 21 Month 23 NRx average of Osphena ® & Intrarosa ® TRx average of Osphena ® & Intrarosa ® 2.3 average fills/year in Year 2 Imvexxy +31% TRx in year 2 2 TRx if increase average fills/year from 2.3 to 3.0 References: 1. PHAST Symphony 2. Projected estimate Assuming the same amount of new prescriptions as Osphena ® and Intrarosa ®

56 Adherence Creates Increase Ramp Year 2 and Beyond Month 1 Month 3 Month 5 Month 7 Month 9 Month 11 Month 13 Month 15 Month 17 Month 19 Month 21 Month 23 NRx average of Osphena ® & Intrarosa ® TRx average of Osphena ® & Intrarosa ® 2.3 average fills/year in Year 2 Imvexxy +74% TRx in Year 2 2 TRx if increase average fills/year from 2.3 to 3.0 TRx if increase average fills/year from 2.3 to 4 References: 1. PHAST Symphony 2. Projected estimate Assuming the same amount of new prescriptions as Osphena ® and Intrarosa ®

57 1) IQVIA Total Patient Tracker (2017 Data) Market Potential of Imvexxy at Year 5 Year 5 Assumptions • Total VVA Patients on HT 1 2,300,000 • Imvexxy Market Share 25 - 30% • Imvexxy Patients 665,000 • WAC of Loading Dose $405.00 • WAC of Maintenance Dose $180.00 • Sum of Total Discounts per Rx 35% ▪ Assumes zero market growth ▪ Assumes zero price increases

58 Incremental Fills Per Year Drives Significant Upside to Net Revenues $400,000 $475,000 $550,000 $625,000 $700,000 $- $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 4 Fills Per Patient 5 Fills Per Patient 6 Fills Per Patient 7 Fills Per Patient 8 Fills Per Patient (000s) ▪ Each incremental fill per year can add an estimated $75M to Imvexxy net revenues

59 0 10 20 30 40 50 60 70 Month 1 Month 2 Month 3 Month 4 Month 5 Month 6 Month 7 Month 8 Month 9 Month 10 Month 11 Trend of Payor Coverage Intrarosa ® Historical trends show recent competitor launch getting to ~65% unrestricted Commercial access 9 months after field launch References: 1. MMIT

60 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 3Q18 4Q18 1Q19 2Q19 3Q19 and Beyond 20% 30% 50% 60%+ 40% Imvexxy Launch Quarterly Gross - to - Net Assumptions ▪ Long - term gross to net assumptions of 60%+ starting in second year of launch ▪ Increase in GTN directly correlates to increase in commercial insurance coverage References: 1. MMIT

61 How to Measure Progress KPI’s to Track □ Number of new writers & total writers - indicates pace of trial and adoption by HCP □ New Rx – indicates market penetration against competition □ Total Rx – overall units sold □ Refill Rate – affordability and compliance programs taking hold □ Ramp of commercial insurance coverage – indicator of adoption by payors and precursor to increases in GTN □ Quarterly trend of gross to net

62 Q&A Panel Sheryl Kingsberg Sharon Parish Bob Lahman Robert Reid Robert Finizio Brian Bernick Dawn Halkuff Mitchell Krassan Mike Steelman

63 TX - 001HR Combination Estrogen + Progesterone (E+P) Program

64 Market Opportunity Brian Bernick , M.D. Chief Clinical Officer

TX-001HR Product Development Rationale

- **2002 Women's Health Initiative (WHI) study showed that *synthetic* hormones increased the risk of breast cancer, stroke, heart attack and blood clots** (all FDA-approved combination hormonal products contain a synthetic Progestin and not a bio-identical Progesterone)
- **Post WHI, women and healthcare providers shifted to Bio-Identical Hormone Therapy (BHRT) containing bio-identical estradiol and bio-identical progesterone as an alternative despite being *unapproved* drugs that are *not covered by insurance***
  - 90M+ scripts of synthetic hormone therapy prescribed annually before 2002, declining to ~10M in 2015[1]
    - Today, patients have the choice between three therapies:
      - FDA-approved, **synthetic** combination hormones
      - FDA-approved, **separate** bio-identical hormone products
      - Unapproved, **compounded** bio-identical hormones have not been proven safe and effective, or covered by insurance



FDA
Approved
Compounded

- **Compounding filled the need for BHRT**
  - 30M scripts (3M women) of Compounded Bio-identical Hormone Therapy (CBHRT) prescribed annually in the U.S. currently[2,3]
- **All the major medical societies and the FDA discourage the prescribing of compounded hormones**
- **No FDA-approved BHRT bio-identical combination product of estradiol + progesterone**
- **TX-001HR would become the first and only FDA-approved bio-identical combination product to fill this unmet need**

1) Symphony Health Solutions PHAST Data powered by IDV; Annual 2015
2) The reported number of annual custom compounded hormone therapy prescription of oral and transdermal estradiol and progesterones taken combined and in combination (26MM to 33MM)
3) Pinkerton, J.V. 2015. Menopause, Vol.22, No.9, pp 0-11.

TherapeuticsMD®
For Her. For Life.

65

66 TX - 001HR – Potential Best in Class Therapy Prototype Maintenance Pack Bio - Identical  Single Dose Combination  VMS Efficacy Data  Endometrial Cancer Safety Data  FDA - Approved  1 Third - Party Reimbursement  2 Dosing and Delivery ▪ Once - a - day single oral softgel capsule Addresses Unmet Medical Need ▪ First and only combination of bio - identical estradiol and bio - identical progesterone product candidate ▪ Single combination dose option ▪ Positive Phase 3 Replenish Trial safety and efficacy results ▪ Third - party reimbursement, if approved PDUFA target action date October 28, 2018 ▪ Strong patent estate with patent expirations starting 2032 Potential first and only: 1) Bio - identical combination estradiol & progesterone 2) FDA - approved Benefits to women, healthcare providers, and pharmacies TX - 001HR (If Approved) 1) NDA to be submitted December 2017; pending FDA review and approval 2) Reimbursement anticipated if FDA - approved

67 FDA - Approved Compounded Combination Bio - Identical E+P Separate Bio - Identical E & P Pills Combination Synthetic E+P 1 TRx US: ~3.8 million 1 ~3 million 2 12 – 18 million TX - 001HR Potential Market $760M - $950M 3 $600M - $750M 3 $2.4B - $4.5B 3 TX - 001HR Total Substitutable Market Opportunity $3.7B – $6.1B 1) Symphony Health Solutions PHAST Data powered by IDV; 12 months as of December 31 2017 2) Includes the following drugs: Activella®, FemHRT ® , Angeliq ®, Generic 17 b + Progestins, Prempro ®, Premphase ®, Duavee ®, Brisdelle® 3) Assume WAC pricing between $200 - 250 All trademarks are the property of their respective owners. Multi - Billion Dollar Total Substitutable Market Opportunity TX - 001HR Substitutable Market (if approved) Product Use by Age AGES 41 - 50 AGES 51 - 60 AGES 61 - 70 AGES 71+ TRx Totals Progesterone * 903,680 1,596,847 902,733 399,665 3,802,925 1 Estradiol 2,297,141 5,033,146 2,722,199 1,476,272 11,578,758 1 • FDA - approved separate bio - identical estrogen and progesterone channel alone represents up to $950M annually at a WAC price of $250 ― 2 separate copays ― Not FDA - approved to be used together for endometrial protection • Potential billion dollar opportunity with even only limited penetration into compounding channel

68 TX - 001HR Could Fulfill Therapeutic Gap For All Participants • Meet demand for bio - identical hormone therapy with a product approved by FDA on safety and efficacy • safe and effective • Reduce of out - of - pocket costs via insurance coverage • Convenience of one combination product • Widely acceptable at all pharmacies and not just compounding pharmacies Patients • First and only FDA - approved bio - identical combination hormone therapy • Clinically validated dose regimen • Eliminate risks of compounded hormone therapy • Meet patient demands and reduce patient out - of - pocket costs via insurance coverage • Follow medical standards of care and society guidelines while reducing liability Healthcare Providers • Meet patient and physician demand for bio - identical hormone therapy • Significantly improve net margin per script with third - party reimbursement • Lower legal and regulatory costs and risk Pharmacies • Reduce need for and use of compounded hormone products • Full enforcement of regulations regarding compounded hormones • Reduce false claims and misleading advertising statements about compounded HT products FDA/Regulatory Bodies

69 Compounding Channel Dedra Reiger Lyden Strategic Partnerships & Initiatives Lead

70 Richard Moon, PharmD , R.Ph . Compounding Pharmacy Economics Principal, Premier Value Pharmacy Compounding Network (PVPCN)/ Artiria ▪ Artiria - the largest compounding network representing 350 pharmacies Additional owner of Pharmacy Innovations, a group of 7 specialty and compounding pharmacies throughout the United States: ▪ 25 years in business ▪ Compounding 40% of revenue ▪ FDA - approved products 60% of revenue ▪ Licensed in all 50 states, Washington, DC and Puerto Rico ▪ Past International Academy of Compounding Pharmacists President (IACP), Treasurer, and Board Member

71 Understanding the Compounding Pharmacy Compounding Pharmacies % of Business (by Prescription Units) N = 3,000 - 3,500 Compounding Focused Pharmacies 1,2,3 (1) 2013 National Community Pharmacists Association Digest: Financial Benchmarks (Sponsored by Cardinal Health) (2) NCPA Community Pharmacy Compounding Survey (November 2012) (3) NPI Database: using taxonomy codes Non - Sterile Compounding 36% FDA - approved Products 47% Sterile Compounding 17% Collaborative Relationship Patient Physician Pharmacist

Regulatory Environment Continues to Favor FDA-Approved Products

October 2012
Contaminated compounded drugs made at NECC kill 64 people nationwide

November 2013
Congress enacted **Drug Quality and Security Act (DQSA)**

2014
Creation of **"Do Not Compound"** list and established Pharmacy Compounding Advisory Committee

2015
Initiated formation of **"Difficult to Compound"** list, including addition of hormones

2016
USP <800> finalized, addressing hazardous drugs, including hormones

July 2016
FDA released Draft Guidance documents, outlining protocol for commercially available drugs and insanitary conditions

January 2018
FDA issued final Guidance on compounded drug products

December 2019
Final implementation of **USP <800>**

1) http://www.fda.gov/Drugs/DrugSafety/DrugIntegrityandSupplyChainSecurity/DrugSupplyChainSecurityAct/ucm376829.htm
2) http://www.usp.org/sites/default/files/usp_pdf/EN/m7808.pdf
3) https://www.ascp.com/sites/default/files/Joint%20USP%20letter%202015%20FINAL.pdf

TherapeuticsMD®
For Her. For Life.

72

73 Partnering Rationale Increased Regulatory Pressures Facing Compounding Pharmacies ▪ Increased FDA and State enforcement of essential copies ▪ USP <800> now tied to USP <795> significantly increases cost for hormones ▪ OSHA, FDA, DEA, State, Accreditation Bodies (NAPB, JCAHO, PCAB and others) – All require documentation and compliance Increased Financial Pressures ▪ Loss of reimbursement ▪ Cash pay market is limited once an FDA - approved drug is offered by other compounding pharmacies / coupon ▪ Increased cost of USP <800> ▪ Increased cost of regulatory compliance ▪ Already dispense FDA - approved drugs

74 Benefits of Partnering with TXMD ▪ Reduces or eliminates amount of regulatory pressure ▪ Reduces initial and ongoing costs of compliance ▪ Improved topline revenue ▪ Maintains and improves bottom line profit ▪ Redeploy internal staff to profitable areas ▪ Reduce patient out of pocket costs, keep patient happy ▪ Validates science behind existing B - HRT (vs the Bio - Ignite program – opportunity to increase the overall market like AndroGel ® and several others)

75 1) Includes additional labor, pharmacists, technicians, regulatory, and legal expenses 2) December 2019 Implementation; includes >$150,000 capital expenditure as well as new identification requirements for receip t, storage, mixing, preparing, compounding, dispensing, and administration of hazardous drugs Economic Support TXMD Partnership for Patient Care Insurance Coverage (b efore 2H14) Present Day (2018) Post USP <800> (Dec. 2019) TX - 001HR Launch 1Q2019 Revenue Patient Co - Pay $50.00 $50.00 $50.00 $50.00 Third - Party Reimbursement $115.00 - - $200.00 Total Net Revenue $165.00 $50.00 $50.00 $250.00 1 Costs of Good Sold $7.50 $7.50 $7.50 $200.00 2 Gross Profit $157.50 $42.50 $42.50 $50.00 Gross margin 95.5% 85.0% 85.0% 20.0% Operating Expenses G&A $15.00 $15.00 $15.00 $15.00 S&M $7.50 $7.50 $7.50 $5.00 Additional Compounding Costs 1 $15.00 $15.00 $15.00 - Cost of USP <800> Requirements 2 - - $10.00 - Total Operating Expenses $37.50 $37.50 $47.50 $20.00 Pre - Tax Profit $120.00 $5.00 $(5.00) $30.00 Independent Pharmacy Net Income Per Compounded Script

76 John Walcyzk, PharmD, R.Ph . Small Compounding Pharmacy Economics Owner, Johnson’s Compounding and Bird’s Hill Pharmacy ▪ Owner of one of two sterile compounding pharmacies in Massachusetts ▪ Represents one of four USP<800> compliant compounding pharmacies in Massachusetts ▪ Board Member of American College of Apothecaries ▪ Massachusetts Board of Pharmacy, Advisory Council Member

77 What USP <800> Really Means Compounding Bioidentical Hormone Therapy (BHRT) Today Compounding BHRT after December 2019 Adolphe Pierre - Louis - Albuquerque Journal – 2/13/2017

78 USP <800> Expenses Create Large Barriers for Compounders USP <800> Requirements Cost Implementation Time Segregated Clean Room: ▪ USP <800> Design ▪ Construction $60,000 - $200,000 1 year – 1.5 years Ventilation System $25,000 - $50,000 New Equipment for Hazardous Compounding $15,000 - $50,000 - Total $100,000 - $300,000 1 year – 1.5 years ▪ High upfront capital expenditures required for compliance ▪ Long implementation time ▪ Increased ongoing operating expenses associated with capital expenditures

79 Increased Compounding Costs Support TX - 001HR Partnership 1) Assume AWP - 18% Third - Party Reimbursement 2) Assume $250 WAC less 20% distribution discount 3) Includes additional labor, pharmacists, technicians, regulatory, and legal expenses 4) December 2019 Implementation; includes >$150,000 capital expenditure as well as new identification requirements for receip t, storage, mixing, preparing, compounding, dispensing, and administration of hazardous drugs Independent Pharmacy Net Income Per Script with TX - 001HR Compounded E+P Post USP <800> TX - 001HR Launch 1Q2019 Revenue Patient Co - Pay $89.95 $50.00 Third - Party Reimbursement - $200.00 Total Net Revenue $89.95 $250.00 1 Costs of Good Sold $9.95 $200.00 2 Gross Profit $80.00 $50.00 Gross margin 89.0% 20.0% Operating Expenses G&A $27.00 $15.00 S&M $9.00 $5.00 Additional Compounding Costs 3 $7.50 - Cost of USP <800> 4 $15.00 - Total Operating Expenses $58.50 $20.00 Pre - Tax Profit $21.50 $30.00 ▪ Decreased volumes for bio - identical hormones ▪ Increased competition on price has resulted in loss of volumes ▪ FDA - Approved product provides ability to charge a more competitive price point

Financial Effect of USP <800> Costs for Small Pharmacies

- Higher prices needed to recoup capital investment and pay for increased operating expenses
- Increased competition on price has resulted in loss of volumes
  - Current pricing unsustainable
- Patients continue to search for lowest cost options

	Pre-USP <800>	Post-USP <800>	TX-001HR Launch
Revenue			
Patient Co-Pay	**$59.95**	**$89.95**	**$50.00**
Third-Party Reimbursement	-	-	200.00
Total Net Revenue	$59.95	$89.95	$250.00[1]

Key Takeaways

- FDA-approved products enable small pharmacies to compete on price
- Lower patient co-pays help retain existing customers and attract new business
- Implemented this model with Makena® - AndroGel®

1) Assume AWP-18% Third-Party Reimbursement
2) Assume $250 WAC less 20% distribution discount
3) Includes additional labor, pharmacists, technicians, regulatory, and legal expenses
4) December 2019 Implementation; includes >$150,000 capital expenditure as well as new identification requirements for receipt, storage, mixing, preparing, compounding, dispensing, and administration of hazardous drugs

TherapeuticsMD®
For Her. For Life.

80

81 Bio - Ignite Dedra Reiger Lyden Strategic Partnerships & Initiatives Lead

82 BIO - IGNITE TM BIO - IGNITE TM started as an outreach program to quantify the number of compounded bio - identical estradiol and progesterone prescriptions currently dispensed by the 3,000 high - volume compounding pharmacies, and qualify their interests in distributing our hormone product candidates, if approved. WHAT IT HAS BECOME: A four - phase strategic initiative to activate all current stakeholders involved in the BHRT community. Ensuring that TX - 001HR has the best national access and uptake possible. Compounding Pharmacy Partnership Strategy Phase 1 Initial Outreach Phase 2 Program Dev. Phase 3 IMVEXXY Limited Launch Phase 4 TX - 001HR National Rollout

83 BIO - IGNITE TM Implementation Plan Operationalize – This new Segment x Develop Case Studies for Marketing x Build Trust with New Partners x Utilization of Primary & Secondary Wholesalers x Class of Trade Programs x Develop pull through Limited Launch Goals IMVEXXY Target Program Adoption x 50 - 100 Pharmacy Partners First Year x 12 Months x Actively stocking & filling

BIO-IGNITE^{TM}
Implementation Plan

National Rollout
TX-001HR

Complete Program Launch
- ✓ Activation of Imvexxy Partners
- ✓ Peer-to-Peer Promotion
- ✓ Turn-key partner enrollment
- ✓ Product acquisition
- ✓ Account management programs

Target List
- ✓ Qualified: High-volume BHRT over 1,500
- ✓ Longtail: 3,000

Target Program Adoption
- ✓ 900 pharmacies
- ✓ 24 Month Ramp

TherapeuticsMD®
For Her. For Life.
84

85 Life Cycle Management & Financial Update Robert Finizio Chief Executive Officer

86 Life Cycle Management ▪ To mitigate risks of competition and increase the overall value of Imvexxy and TX - 001HR assuming we are taking significant market share • New formulations / life cycle management for Imvexxy and TX - 001HR goals – Improved bioavailability – Reduced variability – Reduced frequency of dosing • New lower effective doses • New delivery modalities (transdermal) • Label expansion and new indications – Symptoms of VVA in breast cancer survivors on aromatase inhibitors – Dermatologic indications for TX - 001HR ▪ Proof - of - concept studies to begin as early as second half of 2018

TX-001HR: Skin Indication

- **Skin improvement often observed with compounded Bio-identical Hormone Therapy**
- **Numerous studies demonstrates that estrogen deprivation leads to:**
  - Skin dryness and atrophy
  - Decreased skin thickness and decreased collagen in the dermis
  - Decreased extensibility, consistency & elasticity
  - Diminished skin moisture and fine wrinkling
  - Altered ultrastructural skin organization
  - Poor wound healing


Epidermis
Dermis
Subcutaneous Layer



- **Business Rational**
  - If approved, only product for hot flashes to have an indication to improve skin quality
  - One of the top complaints for menopausal women
  - Financially bridge TX-001HR into the Aesthetic market domestically and cash pay market Ex-US
- **Anticipate meeting with FDA 1Q 2019 to evaluate**

TherapeuticsMD®
For Her. For Life.
87

88 Flexible, Non - Dilutive Term Loan Financing Secured ▪ Entered into a definitive loan agreement with MidCap Financial, managed by Apollo Capital Management, L.P., for $200 million in non - dilutive term loan financing ▪ The term loan will be available to the company in three tranches following specific milestones through December 31, 2019: ▪ $75 million will be available upon the approval of Imvexxy and intend to draw down immediately ▪ Anticipated to be funded on or about June 7, 2018 ▪ $75 million will be available upon the approval and launch of TX - 001HR ▪ $50 million will be available upon generating $75 million of trailing twelve month net revenue attributable to Imvexxy and TX - 001HR on or before December 31, 2019 ▪ Upon drawing the capital, the term loan will accrue interest at 1 - month LIBOR plus 7.75%, which equates to a current interest rate of approximately 9.75% ▪ No equity or warrants attached and a favorable prepayment fee schedule ▪ Maturity date: May 1, 2023

89 Significant Insider and Institutional Share Ownership ▪ Board of directors and executive officers have long - term commitment to the company ▪ Beneficially own approximately 23% of the company’s shares ▪ Three founding executives beneficially own approximately 19% of the company’s shares 1 ▪ Large institutional holder support ▪ Large institutional holders – many long - term – beneficially own more than 55% of the company’s outstanding shares 1. Includes vested options to acquire approximately 5 million shares of common stock (approximately 11% of such executives’ current beneficial ownership) that were originally issued on January 1, 2009 and expire on January 1, 2019.

90 Rich Moon John Walcyzk Robert Finizio Brian Bernick Dedra Reiger Lyden Q&A Panel

91 THANK YOU!

92 Appendix

93 Replenish Trial Co - Primary Endpoints Primary Efficacy Endpoints: Mean Change in Frequency and Severity of Hot Flashes Per Week Versus Placebo at Weeks 4 and 12, VMS - mITT Population Estradiol/Progesterone 1 mg/100 mg 0.5 mg/100 mg 0.5 mg/50 mg 0.25 mg/50 mg Placebo (n = 141) (n = 149) (n = 147) (n = 154) (n = 135) Frequency Week 4 P - value versus placebo <0.001 0.013 0.141 0.001 - Week 12 P - value versus placebo <0.001 <0.001 0.002 <0.001 - Severity Week 4 P - value versus placebo 0.031 0.005 0.401 0.1 - Week 12 P - value versus placebo <0.001 <0.001 0.018 0.096 - Primary Safety Endpoint: Incidence of Consensus Endometrial Hyperplasia or Malignancy up to 12 months, Endometrial Safety Population Ŧ Endometrial Hyperplasia 0% (0/280) 0% (0/303) 0% (0/306) 0% (0/274) 0% (0/92) MITT = Modified intent to treat Ŧ Per FDA, consensus hyperplasia refers to the concurrence of two of the three pathologists be accepted as the final diagnosis P - value < 0.05 meets FDA guidance and supports evidence of efficacy Primary Efficacy Analysis pre - specified with the FDA in the clinical protocol and Statistical Analysis Plan (SAP) • P - value < 0.05 meets FDA guidance and supports evidence of efficacy Replenish Trial Topline Data

Compounding Pharmacy Menopausal Treatment Paradigm

Customization is adding therapy…not tweaking dosages

Estradiol & Progesterone Claims

Base for all Patients
- Controls VMS symptoms
- Promotes sleep & calming
- Progesterone to oppose Estradiol - safety

Estrone, Estriol & DHEA Claims
- Breast cancer reduction/prevention
- Decrease clotting
- Glucose maintenance
- Improves lipids profile

Testosterone Claims
- Libido
- Muscle tone
- Improves skin turgor
- Emotional well-being

Thyroid (T3, T4) Claims
- Weight gain
- Lack of Energy
- Depression
- Memory

Supplements
- Vitamin D3
- Melatonin (sleep)
- Omega-3

TX-001HR Doses
1 mg/100 mg
0.5 mg/100 mg
Covers >80% of Compounded E+P

Continued Testing
Blood, Saliva, Urine

TherapeuticsMD®
For Her. For Life.

94